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                                                                     EXHIBIT 4.3

                                AMENDMENT NO. 10
                              TO THE NATIONAL CITY
                           SAVINGS AND INVESTMENT PLAN
                     (AS AMENDED AND RESTATED JULY 1, 1992)

         National City Corporation, a Delaware corporation, and National City Bank, a national banking association, Trustee, hereby evidence the adoption of this Amendment No. 10 to the National City Savings and Investment Plan (As Amended and Restated July 1, 1992) (the "Plan"), effective January 1, 2002.

                                    Section 1
                                    ---------

         Section 1.1(1) of the Plan is hereby amended by adding the following sentence to the end thereof:

         "Each Account shall consist of a Profit Sharing Account and an ESOP Account."

                                    Section 2
                                    ---------

         Section 1.1(36) of the Plan is hereby amended by adding the following sentence to the end thereof:

         "The NCC Stock Fund shall constitute the ESOP Feature of the Plan. All other Investment Funds shall constitute the Profit Sharing Feature of the Plan."

                                    Section 3
                                    ---------

         The first sentence of Section 1.1(45) of the Plan is hereby amended in its entirety to read as follows:

         "The Investment Fund provided under the ESOP Feature of the Plan."

                                    Section 4
                                    ---------

         Section 3.12 of the Plan is hereby amended by adding the following new sentence to the end thereof:

         "In the event that NCC Stock is not publicly traded, fair market value will be determined in accordance with Section 16.7(1)."

                                    Section 5
                                    ---------




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         The last sentence of Section 5.1(1) of the Plan is hereby amended by
(i) inserting the phrase "Except as provided in Section 16.13(1)," at the beginning thereof and (ii) deleting the word "Dividend" where it occurs therein and substituting the word "dividend" therefor.

                                    Section 6
                                    ---------

         Section 5.2 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

         "The Trustee shall establish and maintain, or cause to be maintained, a Profit Sharing Account and an ESOP Account for each Participant, which together shall constitute a Participant's 'Account'. The ESOP Account shall be composed of the portion of a Participant's Account that is invested in the NCC Stock Fund and shall be subject to the provisions of Article XVI. The Profit Sharing Account shall be composed of the portion of a Participant's Account that is invested in any Investment Fund other than the NCC Stock Fund. The Profit Sharing Account and the ESOP Account shall each reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Participant's (a) Before-Tax Contributions, (b) After-Tax Contributions, (c) Matching Allocations, (d) Qualified Nonelective Contributions and (e) Transfer Contributions (unless the Trustee determines to maintain the cash or property transferred to the Trust Fund as a Transfer Contribution pursuant to one or more of the foregoing Sub-Accounts) that are held in the Profit Sharing Account and the ESOP Account of each Participant, as applicable. Any reference to 'Sub-Account' in this Plan shall refer to the relevant Sub-Account maintained under the Profit Sharing Account and the ESOP Account."

                                    Section 7
                                    ---------

         The title of Article XVI of the Plan is hereby amended by deleting the word "LEVERAGED".

                                    Section 8
                                    ---------

         Section 16.1(6) of the Plan is hereby amended by replacing "The" with the following at the beginning thereof:

                  "Effective January 1, 2002, the portion of a Participant's ESOP Account that is maintained pursuant to Section 5.2. Prior to January 1, 2002, the"

                                    Section 9
                                    ---------

                  Section 16.2 of the Plan is hereby amended in its entirety to read as follows:

                  "16.2 IN GENERAL: (1) Effective July 1, 1992, as described in Appendix M hereto, the Merchants Plan was merged into the Plan, and the ESOP feature of





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         the Merchants Plan continued as part of this Plan. On and after July 1,
         1992, the Plan has consisted of two components, the ESOP Feature and the Profit Sharing Feature. Prior to January 1, 2002, the ESOP Feature included Matching Allocations made after July 1, 1992, and the Profit Sharing Feature included Matching Allocations made prior to July 1,
         1992 and other Employer and Employee contributions.

                  (2) Effective January 1, 2002, the portion of a Participant's Account invested in the NCC Stock Fund will be provided under the ESOP Feature of the Plan, and the portion of a Participant's Account invested in any Investment Fund that is not the NCC Stock Fund will be provided under the Profit Sharing Feature of the Plan.

                  (3) The ESOP Feature is intended to qualify as a stock bonus plan under Code Section 401(a) and as an employee stock ownership plan under Code Section 4975(e)(7). The ESOP Feature is designed to invest primarily in "qualifying employer securities," as defined in Code Sections 4975(e)(8) and 409(l) and ERISA Section 407(d)(5). The ESOP Feature is described in this Article XVI. The provisions of this
         Article XVI shall supercede any contrary provisions of the Plan."

                                   Section 10
                                   ----------

         Section 16.5 of the Plan is hereby amended by inserting the following new Subsection (4) at the end thereof:

                  "(4) The provisions of this Section 16.5 shall only apply when an ESOP Loan is outstanding."

                                   Section 11
                                   ----------

         The last sentence of Section 16.7(1) of the Plan is hereby amended by deleting the phrase "ESOP Sub-Account" where it occurs therein and substituting therefor the phrase "ESOP Account."

                                   Section 12
                                   ----------

         Section 16.10(1) of the Plan is hereby amended in its entirety to read as follows:

                  "(1) When Put Required. If a Participant receives a distribution of NCC Stock and the NCC Stock is not readily tradable on an established market, then the NCC Stock distributed to the Participant (or his Beneficiary) must be subject to a put option as described in this Section."

                                   Section 13
                                   ----------






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         The second sentence of Section 16.10(7) is hereby amended by deleting the phrase "An agreement to pay through installments shall be permissible only if --" where it occurs therein and replacing it with the following:

         "An agreement to pay through installments shall only be permissible if the NCC Stock subject to the put option is part of a 'total distribution', as defined in Code Section 409(h)(5), or if the NCC Stock subject to the put option was acquired with the proceeds of an ESOP Loan and --"

                                   Section 14
                                   ----------

                  Section 16.10(7)(e)(ii) of the Plan is hereby amended by inserting the phrase "if the NCC Stock subject to the put option was acquired with the proceeds of an ESOP Loan," at the beginning thereof.

                                   Section 15
                                   ----------

         Section 16.10(7)(f) of the Plan is hereby amended in its entirety to read as follows:

                  "(f) in all other respects the requirements of Treasury Regulations sec. 54.4975-7(b)(12)(iv) and Code Section 409(h)(6) are satisfied."

                                   Section 16
                                   ----------

         Section 16.11 of the Plan is hereby amended by deleting the phrase "ESOP Sub-Account" wherever it occurs therein and substituting therefor the phrase "ESOP Account."

                                   Section 17
                                   ----------

         Section 16.13(1) of the Plan is hereby amended in its entirety to read as follows:

                  "(1) PAYMENT OF DIVIDENDS. (a)The Committee, in its sole discretion, may provide that any dividends paid in cash during the Plan Year on shares of NCC Stock held in the NCC Stock Fund shall be (i) paid in cash directly to the Participant, (ii) paid to the Plan and subsequently distributed to the Participant in cash no later than 90 days after the close of the Plan Year in which the dividends are paid to the Plan, (iii) at the election of the Participant, either (A) paid to the Participant as provided in Clause (i) or (ii) (as determined by the Committee) or (B) paid to the Participant's ESOP Account to be reinvested in the NCC Stock Fund or (iv) used to make payments on an ESOP Loan. Such dividends shall be paid or used in accordance with procedures established by the Committee.

                  (b) If an election pursuant to Paragraph (a)(iii) is provided by the Committee, each Participant may make the election, in the manner and at the time





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         specified by the Committee, with respect to dividends received on shares of NCC Stock comprising the portion of the NCC Stock Fund allocated to the Participant's ESOP Account. If an election pursuant to Paragraph (a)(iii) is provided by the Committee and a Participant does not make such an election, such dividends shall be paid to the Participant's ESOP Account to be reinvested in the NCC Stock Fund.

                  (c) The Beneficiary of a deceased Participant and a Participant's alternate payee shall have the same rights as a Participant has under this Subsection (1).

                  (d) The provisions of this Subsection (1) are intended to implement the provisions of Code section 404(k) and shall be interpreted and applied accordingly."

                                   Section 18
                                   ----------

         Section 16.13(2) of the Plan is hereby amended by deleting the phrase "ESOP Sub-Account" wherever it occurs therein and substituting therefor the phrase "ESOP Account."


         EXECUTED this ______ day of ____________, 2001.


NATIONAL CITY BANK, TRUSTEE                 NATIONAL CITY CORPORATION



By:____________________________             By:____________________________
   Title:                                      Title:



                                            By:____________________________
                                               Title:






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